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                                                              EXHIBIT 4(c)(5)

                      FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 14, 1997, by and among Titan Wheel International, Inc. (the "Company"), Titan Tire Corporation, an Illinois corporation ("Titan Tire"), the banks party to the Credit Agreement (as such term is hereinafter defined) and Harris Trust and Savings Bank, as Agent (the "Agent"). Capitalized terms used herein without definition shall have the same meanings herein as ascribed to such terms in the Credit Agreement.

                                WITNESSETH THAT:

        WHEREAS, the Borrowers, the Agent and the Banks are party to that certain Credit Agreement dated as of September 19, 1996 (together with all exhibits, schedules, attachments and appendices thereto, the "Credit Agreement"); and

        WHEREAS, the Borrowers have requested that the Credit Agreement be amended, among other things, to (i) increase the amount of the Revolving Commitments from $115,000,000 to $200,000,000, (ii) add Titan Tire as a joint and several Borrower under the Credit Agreement, (iii) eliminate the Term Credit and (iv) provide for the possibility of a Wholly-owned Domestic Subsidiary of the Company (which Subsidiary will, among other things, act as a holding company for the wheel related assets of the Company) to become a Borrower under the Credit Agreement (such Domestic Subsidiary being referred to herein as "Titan Wheel"); and

        WHEREAS, the Banks are willing to so amend the Credit Agreement pursuant to the terms and conditions of this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Banks and the Agent hereby agree as follows:

                1. The following definitions set forth in Section 7.1 of the Credit Agreement are hereby deleted in their entirety: "Committed Revolving Loan", "Revolving Commitments", "Committed Revolving Note", "Committed Term Note", "Convertible Subordinated Notes", "Leverage Ratio", "Term Commitments", "Titan Tire Indebtedness", "Revolving Loans" and "L/C Commitment".

                2. The following definitions set forth in Section 7.1 of the Credit Agreement are hereby amended in their entirety to be and to read as follows:

                        "Committed Loans" is defined in Section 1.1 hereof.

                        "Commitments" is defined in Section 1.1 hereof.
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                "Committed Loan Note" is defined in Section 4.5(a) hereof.

                "Original Dollar Amount" means (i) the amount of any Obligation, if such Obligation is denominated in U.S. Dollars, (ii) in relation to any Loan, Reimbursement Obligation or Letter of Credit denominated in an Agreement Currency, the U.S. Dollar Equivalent of such Obligation as of the day such amount is to be computed pursuant to
        Section 2.4 hereof and (iii) in relation to any other Obligation denominated in an Agreement Currency, the U.S. Dollar Equivalent of such Obligation on the day such amount is being computed.

                "Permitted Company Redemption" shall mean the redemption by the Company after the date of the First Amendment of not more than 8,000,000 (on a cumulative basis on and after such date) shares of the issued and outstanding common stock which constitutes Voting Stock of the Company on such date on a fully diluted basis provided the amount expended on and after such date hereof for such redemptions aggregates (on a cumulative basis after such date) not more than $100,000,000.

                "Subordinated Debt" means all unsecured Debt of the Company that is expressly subordinated and made junior to the payment and performance in full of the obligations of the Company hereunder to the Banks and Agent, and evidenced by a subordination agreement or other written instrument approved by the Agent and the Required Banks in their sole discretion, pursuant to documentation and containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in each case in form and substance satisfactory to the Agent and Required Banks in their discretion.

                "Subsidiary Borrower" means Titan Wheel and/or Irish Borrower, as the context may require.

                "Termination Date" means March 14, 2002 or such earlier date on which the Commitments are terminated in whole pursuant to Sections 4.6, 4.7, 11.2 or 11.3 hereof.

                "Titan Tire" means Titan Tire Corporation, an Illinois corporation.

        3. Section 7.1 of the Credit Agrement is hereby amended by inserting the following definitions in their proper alphabetical order:

                "First Amendment" means that certain First Amendment to Credit Agreement dated as of March 14, 1997 by and among the Borrowers, the Agent and the Banks.

                "Irish Borrower" means any one Wholly-owned Subsidiary of the Company organized and existing under the laws of Ireland.

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            "L/C Sub-Limit" means $30,000,000.

            "Non-Guaranteeing Domestic Subsidiaries" means as of any time, each Domestic Subsidiary (other than a Restricted Subsidiary) which is not then obligated on a Subsidiary Guarantee Agreement, whether because such Domestic Subsidiary is not required to provide a Subsidiary Guarantee Agreement or has been released from its obligations under a Subsidiary Guarantee Agreement it had previously delivered.

            "Titan Wheel" means a direct Wholly-owned Domestic Subsidiary of the Company to be formed which will, among other things, act as a holding company for the wheel related assets of the Company.

            "Total Assets" means, without duplication on a consolidated basis, assets of the Company and its Subsidiaries (excluding Restricted Subsidiaries) as determined in accordance with GAAP.

        4.      The definition of "Change of Control Event" appearing in
   Section 7.1 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such definition:

        "Notwithstanding anything in this definition to the contrary, Taylor and Masco Tech, Inc., a Delaware corporation, may at any time own any amount of the securities of the Company and such ownership shall not be deemed a "Change of Control Event".

        5.      The definition of "Restricted Subsidiary" appearing in Section
   7.1 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such definition:

        "The Company shall not designate any Borrower as a Restricted Subsidiary, and no Borrower shall be a Restricted Subsidiary."

        6. The Credit Agreement is hereby amended by changing each and every reference in the Credit Agreement (after giving effect to Section 1 of this Amendment) to (i) "Committed Revolving Loan" and "Committed Revolving Loans" to hereinafter be references to "Committed Loan" and "Committed Loans", (ii) "Revolving Commitment" and "Revolving Commitments" to hereinafter be references to "Commitment" and "Commitments", (iii) "Committed Revolving Note", and "Committed Revolving Notes" to hereinafter be references to "Committed Loan Note" and "Committed Loan Notes", (iv) "L/C Commitment" to hereinafter be a reference to "L/C Sub-Limit" and (v) "Revolving Loan" and "Revolving Loans" to hereinafter be references to "Loan" and "Loans".

        7. The first paragraph of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

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                The undersigned, Titan Wheel International, Inc., an Illinois corporation (the "Company"), Titan Tire and Subsidiary Borrower (the Company, Titan Tire and Subsidiary Borrower being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), each applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available to each Borrower a committed revolving facility for loans and letters of credit and a discretionary bid facility available solely for loans, all as more fully hereinafter set forth. Each of you is hereinafter referred to as "Bank", all of you are hereinafter referred to collectively as the "Banks" and Harris Trust and Savings Bank ("Harris Bank") in its capacity as agent hereunder is hereinafter referred to as the "Agent".

        8. Section 1.1 of the Credit Agreement is hereby amended by (i) changing the amount "$115,000,000" set forth in such section to "$200,000,000";
(ii) deleting the words "on the applicable signature page hereof" in the first sentence of such section and substituting therefor the words "on the applicable signature page of the First Amendment" and (iii) deleting in its entirety the last sentence of such section.

        9. Section 1.2 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

        Section 1.2  Internationally Omitted.

        10. Section 2.1(d) of the Credit Agreement is hereby amended by deleting in its entirety the first sentence of such section.

        11. The second sentence of Section 2.3(a) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

        Each such notice shall specify the date of the requested Borrowing (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing, the currency in which such Loans are to be denominated if such Borrowing is to be comprised of Eurocurrency Loans denominated in an Alternative Currency, the name of the Borrower on whose behalf such Borrowing is being requested and, if such Borrowing is to be comprised of Fixed Rate Loans, the Interest Period applicable thereto.

        12. Section 4.3(a) of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                (a) Committed Loans. Each Borrower shall have the privilege of prepaying without premium or penalty any Borrowing of Domestic Rate Loans (i) in whole or in part (but, if in part, then in an amount not less than $500,000 and in integral multiples of $100,000) and (ii) at any time upon prior notice to the Agent (which shall advise each Bank thereof promptly in writing



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        thereafter), such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. The Borrower may not prepay any Fixed Rate Loan before its maturity.

        13. Section 4.5(a) and (b) of the Credit Agreement are hereby amended in their entirety to be and to read as follows:

                (a)(i) All Committed Loans made to the Company and Titan Tire by a Bank prior to the date a Subsidiary Borrower has delivered the documents required to become a Borrower under this Agreement shall be evidenced by a promissory note of the Company and Titan Tire, jointly and severally, in the form of Exhibit A-1 hereto (individually, along with any substitute promissory note delivered pursuant to clause (a)(ii) below, a "Committed Note" and collectively the "Committed Notes"), each such Committed Note to be dated the date of the First Amendment, payable to the order of the applicable Bank and otherwise in the form of Exhibit A-1 hereto; (ii) All Committed Loans made to the Borrowers by a Bank on and after the date a Subsidiary Borrower has delivered the documents required to become a Borrower under this Agreement shall be evidenced by a Committed Note of the Borrowers (including each Subsidiary Borrower which already is, or is then becoming, a Borrower), jointly and severally, in the form of Exhibit AA-1 hereto, each such Committed Note to be dated and delivered the date such Subsidiary Borrower becomes a Borrower hereunder, payable to the order of the applicable Bank and otherwise in the form of Exhibit AA-1 hereto. Each Bank, upon its receipt of the Committed Note to be delivered pursuant to clause (a)(ii) above for the addition of a Subsidiary Borrower to the existing Borrowers, shall return to the Company the Committed Note it had previously received from such existing Borrowers pursuant to clause
        (a)(i) or (a)(ii) above, as the case may be, marked canceled.

                (b)     Intentionally Omitted.

        14. Section 4.6 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                The Company shall have the right at any time and from time to time, upon three (3) Business Days' prior written notice to the Agent, to terminate without premium or penalty, in whole or in part, the Commitments, any partial termination to be made in an amount not less than $1,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably each Bank's Commitment; provided that the Commitments may not be reduced to an amount less than the aggregate Original Dollar Amount of Loans (whether Committed Loans or Bid Loans) and L/C Obligations then outstanding. Any termination of Commitments pursuant of this Section 4.6 may not be reinstated. No Facility Fee shall accrue on any portion of the Commitments that has been terminated.


                                      -5-

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        15.     Section 4.7(b) of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                (b) If the aggregate Original Dollar Amount of outstanding Loans and L/C Obligations shall at any time for any reason exceed the Commitments then in effect, the Company shall, within three (3) Business Days, pay the amount of such excess to the Agent for the ratable benefit of the Banks as a prepayment of Loans (to be applied to such Loan as the Company shall direct at the time of such payment) and, if necessary, a prefunding of Letters of Credit. Immediately upon determining the need to make any such prepayment the Company shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 4.8 hereof.

        16. Section 4.9(b) of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                (b) Subsidiary Borrower and Titan Tire each hereby irrevocably appoints the Company as its agent hereunder to make any and all requests on its behalf, including without limitation requests under Section 1, 2 or 3 hereof for Loans or Letters of Credit to be made to it, to give and receive any and all notices under the Loan Documents, to accept amounts on its behalf and to take any other action contemplated by the Loan Documents with respect to credit extended to it hereunder. The Agent and the Banks shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of Titan Tire and Subsidiary Borrower, whether or not the Company so indicates and that any notice delivered to the Company has also been delivered to Titan Tire and Subsidiary Borrower.

        17. Section 5.3 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

        Section 5.3.  Intentionally Omitted.

        18. Section 5.5 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

        The Borrowers shall pay to the Agent for the sole account of the Agent the fees agreed to between the Agent and the Borrowers from time to time in writing.

        19. Section 6.1(c) of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                (c)  third, to the payment of (i) the principal of the Notes and
        (ii) after all amounts in clause (i) have been paid, to any liabilities in respect of unpaid drawings under the Letters of Credit and to the Agent to be held as collateral

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
        security for any undrawn Letters of Credit (until the Agent is holding an amount of cash equal to the then outstanding amount of all such Letters of Credit), the aggregate amount paid to or held as collateral security for the Banks to be allocated pro rata as among the Banks in accord with the then respective aggregate unpaid principal balances of the Notes as to which such payments relate and the Letters of Credit;

        20. Section 9.2(d) of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                (d) After giving effect to the Credit Event, the aggregate Original Dollar Amount of (i) all Loans (whether Committed Loans or Bid Loans) and L/C Obligations outstanding hereunder shall not exceed the Commitments, (ii) all Bid Loans outstanding hereunder shall not exceed the lesser of the unused Commitments or the Bid Loan Limit and (iii) all L/C Obligations shall not exceed the L/C Sub-Limit;

        21. Section 10.6 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

        Section 10.6  Intentionally Omitted.

        22. Section 10.7 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                The Company will at all times maintain its Tangible Net Worth at not less than the Required Amount. For purposes of this Section, the term "Required Amount" shall mean the Base Amount plus (i) 50% of Consolidated Net Income for each fiscal year (if positive for such year) commencing with the fiscal year beginning on January 1, 1997 and (ii) 75% of the cash proceeds from a public offering of the common capital stock or preferred stock of the Company after the date of the First Amendment (such proceeds to be net of seller's and underwriting discounts, accounting, legal and printing fees and other costs directly incurred and payable as a result of such offering and also net of repurchases). For purposes of this Section, the term "Base Amount" shall mean as of any time, the greater of (i) $130,000,000 or (ii) the difference between $180,000,000 and the aggregate amount theretofore expended (on a cumulative basis after the date of the First Amendment) for Permitted Company Redemptions.

        23. Section 10.8 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                The Company will as of the end of each fiscal quarter maintain an Interest Coverage Ratio for the four fiscal quarters then ended of not less than 1.75 to 1.0.



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        24.     Section 10.9 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                The Company will as of the end of each fiscal quarter maintain the Debt to Earnings Ratio at not more than 3.5 to 1.0, provided, that if the Company has as of the end of a fiscal quarter Subordinated Debt outstanding which was issued after the date of the First Amendment in an aggregate amount in excess of $75,000,000, then as of the end of each such fiscal quarter the Company will maintain the Debt to Earnings Ratio at not more than 4.0 to 1.0.

        25. Section 10.11 of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                Neither the Company nor any Subsidiary will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                (b) current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 10.3 hereof;

                (d) Indebtedness in respect of judgments or awards, provided that in the case of such Indebtedness which in the aggregate exceed $4,000,000, (other than any judgment for which a financially sound and reputable insurer has admitted coverage) such judgments or awards have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                (e) endorsements for collection, deposit or negotiation and warranties of products or services and similar transactions, in each case incurred in the ordinary course of business;

                (f) Subordinated Debt in an aggregate amount at any one time outstanding not to exceed $150,000,000;


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
                (g) unsecured Indebtedness set forth on Schedule 10.11(g) hereof;

                (h) Indebtedness of Wholly-owned Subsidiaries to the Company or to other Wholly-owned Subsidiaries (other than Restricted Subsidiaries); and

                (i) Indebtedness not otherwise permitted by this Section aggregating not more than $50,000,000 at any one time outstanding;

                (j) Indebtedness of Restricted Subsidiaries so long as such Indebtedness is non-recourse to the Company and any of its Subsidiaries (other than Restricted Subsidiaries); and

                (k) additional Subordinated Debt of Titan Tire to PATC in an amount not to exceed $20,150,000 at any time outstanding.

        26. The first paragraph of Section 10.14(a) of the Credit Agreement is hereby amended in its entirety to be and to read as follows:

                The Company will not, and will not permit any Subsidiary to, sell, transfer, of or otherwise dispose of all or any substantial part of its property, assets or business, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable or be or become liable as lessee of any property theretofore owned by the Company or any Subsidiary; provided, however, that this Section shall not apply to nor prohibit:

                        (i) the sale by the Company or any Subsidiary of assets no longer used or useful in the conduct of their respective businesses or from selling inventory in the ordinary course of its business; or

                        (ii) the transfer of any such assets to Titan Wheel in exchange for all issued and outstanding securities or as an additional contribution to capital thereof, provided that in compliance with the provisions of this Agreement, Titan Wheel is (or contemporaneously with such transfer becomes) a Borrower hereunder at the time of such transfer.

        27. The second sentence of Section 10.15 is hereby amended by striking the phrase "unless the Required Banks otherwise agree" appearing therein and substituting therefor the phrase "unless the following provisions of this Section otherwise provide".

        28. Section 10.15 to the Credit Agreement is hereby further amended by striking the next to last sentence of such Section and inserting the following immediately at the end thereof:

        "Notwithstanding anything herein to the contrary, no Subsidiary Guarantee Agreement shall be required from any Domestic Subsidiary if and so long as (i)

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

        such Domestic Subsidiary is not a Borrower and (ii) either (x) the aggregate amount of assets of all the Non-Guaranteeing Domestic Subsidiaries (including such Domestic Subsidiary) as of the time of determining whether such guaranty is required would not exceed 5% of Total Assets as of the close of each of the then four most recently completed fiscal quarters of the Company or (y) (1) the Required Banks agree in writing not to require such guaranty and (2) the aggregate amount of assets of all the Non-Guaranteeing Domestic Subsidiaries (including such Domestic Subsidiary) as of the time of determining whether such guaranty is required would not exceed 10% of Total Assets as of the close of each of the then four most recently completed fiscal quarters of the Company (it being understood and agreed that the consent of all the Banks is required to amend this sentence)."

        29. Section 10.15 of the Credit Agreement is hereby amended by striking the parenthetical "(other than Sirmac Officine Meccaniche SpA)" appearing in the last sentence of such Section.

        30. Section 10.16 of the Credit Agreement is hereby amended by deleting the words "the Company will at all times remain an operating company, and" from such section.

        31. Section 15.12 of the Credit Agreement is hereby amended by inserting the following words before the semi-colon at the end of clause (iv) of such subsection:", provided, that so long as an Event of Default has occurred and is continuing, the consent of each Borrower to such an assignment shall not be required".

        32. A new Section 15.13(iii) is hereby added to the Credit Agreement to be and to read as follows.

                (iii) no amendment or waiver pursuant to this Section 15.13 shall, without the prior written consent of each Bank, materially modify
        Section 14 hereof or a Subsidiary Guarantee Agreement or release a Subsidiary from its Subsidiary Guarantee Agreement or release the stock pledged in lieu of such a guaranty; provided, however, that (i) the Agent may upon the Company's request, without the consent of any other Bank, release a Subsidiary from its Subsidiary Guarantee Agreement or release the stock pledged in lieu of such a guaranty if (x) at the time of such release and immediately after giving effect thereto, such Subsidiary would not have been required under Section 10.15 hereof to provide such a guaranty or pledge if one had not already been delivered,
        (y) no consent from any Bank was required under Section 10.15 to waive the requirement that such Subsidiary provide a guaranty or pledge and
        (z) no Default or Event of Default would occur or be continuing, and
        (ii) if the Required Banks so consent in writing, the Agent may release a Subsidiary from its Subsidiary Guarantee Agreement or release the stock pledged in lieu of such a guaranty if (x) the Required Banks would in accordance with Section 10.15 hereof then have the right thereunder to waive the requirement for such

        Subsidiary's delivery of such guaranty or pledge had one not already been delivered and (y) no Default or Event of Default shall occur or be continuing at the time of such release or immediately after giving effect thereto.

        33. Exhibits A-1, AA-1, B, BB and H of the Credit Agreement are hereby deleted in their entirety and Exhibits A-1, AA-1, B, BB and H attached to this Amendment are hereby substituted therefor.

        34. Exhibit A-2 and Exhibit AA-2 of the Credit Agreement are hereby deleted in their entirety.

        35. An amended Schedule 8.2 and a new Schedule 10.11(g) each in the form attached to this First Amendment as Schedule 8.2 and Schedule 10.11(g), respectively is hereby made part of the Credit Agreement.

        36. The first sentence of the second paragraph of Exhibit M is hereby amended in its entirety to be and to read as follows:

        The undersigned [NAME OF APPLICABLE SUBSIDIARY BORROWER], a corporation organized and existing under the laws of _________________, hereby elects to be a Borrower for purposes of the Credit Agreement, effective from the date hereof.

        Simultaneously with the effectiveness of this Amendment, the Company agrees that it will repay all Committed Loans which were outstanding immediately prior to the effectiveness of this Amendment and that such prepayment shall be subject to Section 4.8 of the Credit Agreement.

        Except as expressly amended hereby, the Credit Agreement and all other documents executed in connection therewith shall remain unaltered and in full force and effect. The Credit Agreement, as amended hereby, and all rights and powers created thereby and thereunder or under such other documents are in all respects ratified and confirmed. From and after the date hereof, the Credit Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Credit Agreement shall continue in full force and effect and the Credit Agreement and this Amendment shall be read, taken and construed as one and the same instrument. On and after the date hereof the terms "Agreement" as used in the Credit Agreement and all other references to the Credit Agreement and the documents executed in connection therewith and/or herewith or any other instrument, document or writing executed by the Borrowers or any other person or furnished to the Agent by the Borrowers, or any other person in connection herewith or therewith shall mean the Credit Agreement as hereby amended. Upon its delivery of this Amendment, Titan Tire shall be conclusively deemed to be a direct signatory to the Credit Agreement.

        Each Borrower represents and warrants to the Agent and the Banks that
(i) this Amendment has been duly authorized, executed and delivered on its behalf, and the Credit


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
Agreement, as amended and supplemented hereby constitute its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that a remedy or default may be determined by a court of competent jurisdiction to constitute a penalty and except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights or by general principles of equity, (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement, (iii) the representations and warranties set forth in Section 8 of the Credit Agreement are true and correct as of the date hereof and (iv) as of the date hereof the Company and Titan Tire are the only Borrowers under the Credit Agreement.

        This Amendment shall not be effective until:

                (a) The Agent shall have received for each Bank the favorable written opinion of Schmiedeskamp, Robertson, Neu & Mitchell, counsel to the Company, Titan Tire and the Guarantors, in form and substance satisfactory to the Required Banks;

                (b) The Agent shall have received for each Bank (i) certified copies of resolutions of the Board of Directors of the Company, Titan Tire and each Guarantor authorizing the execution, delivery and performance of, and indicating the authorized signers of, the Loan Documents to which it is a party and all other documents relating thereto and the specimen signatures of such signers, (ii) copies of any amendments or revisions since September 19, 1996 to either the Articles of Incorporation or by-laws for the Company, Titan Tire and each Guarantor with any such amendment or revision certified to by their Secretary or other appropriate officer, together with a certificate of good standing certified by the appropriate governmental officer in the jurisdiction of its incorporation and (iii) the duly executed and delivered Loan Documents (other than Loan Documents which are not required to be delivered until the Subsidiary Borrower elects to become a Borrower hereunder), including the new Notes which are to be executed in connection with this Amendment;

                (c) The Agent shall have received a Guarantor's Consent in the form of Exhibit C hereto from each Subsidiary who has executed a guarantee;

                (d) The Agent shall have received from Titan Tire a list of its Authorized Representatives and from the Company any changes to its list of its Authorized Representatives since September 19, 1996;

                (e) The Agent shall have received for the account of each Bank a nonrefundable amendment fee equal to 0.10% of such Bank's Commitment; and

                (f) The Agent shall have received for each Bank copies of the Company's preliminary December 31, 1996 balance sheet.

        Promptly after this Amendment becomes effective, each Bank shall return to the Company the Notes, marked canceled, which were delivered to such Bank by the Company at the closing of the Credit Agreement.

        This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

        Except as otherwise specified herein, this Amendment embodies the entire agreement and understanding between the Borrowers, the Banks and the Agent with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

        This Amendment shall be binding upon and inure to the benefit of the Banks and the Agent their successors and assigns and the Borrowers and their permitted successors and assigns.

        This Amendment shall be governed by the internal laws of the State of Illinois.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Borrowers, the Banks and the Agent have caused this Amendment to be duly executed as of the date first hereinabove written.


                                                TITAN WHEEL INTERNATIONAL, INC.

                                        By   KENT W. HACKAMACK
                                            -----------------------
                                        Name:  Kent W. Hakamack
                                              ---------------------
                                        Title:  Vice President Finance/Treasurer


                                        TITAN TIRE CORPORATION


                                        By  KENT W. HACKAMACK
                                           ------------------------
                                        Name:  Kent W. Hackamack
                                             ----------------------
                                        Title: Vice President Finance/Treasurer

111 West Monroe Street                     HARRIS TRUST AND SAVINGS BANK,
Chicago, Illinois  60690                    in its individual capacity as a
Attention:  James H. Colley                 Bank and as Agent
Telecopy:  (312) 461-2591
Telephone:  (312) 461-6876

                                           By  STEPHEN J. GRAY
                                              -----------------------
Commitment:  $35,000,000                      Name:  Stephen J. Gray
                                                    -----------------
                                              Title:  Vice President





Lending Offices:

 Domestic Rate Loans:                      111 West Monroe Street
                                           Chicago, Illinois 60690


Eurocurrency Loans:                        Nassau Branch
                                           c/o 111 West Monroe Street
                                           Chicago, Illinois  60690


Bid Loans:                                 111 West Monroe Street
                                           Chicago, Illinois  60690


CD Rate Loans:                             111 West Monroe Street
                                           Chicago, Illinois  60690

One First National Plaza                     THE FIRST NATIONAL BANK OF CHICAGO
Mail Suite 0088
Chicago, Illinois 60670
Attention:  Cory Olson
Telecopy:  (312) 732-5161                    By:   CORY M. OLSEN
Telephone: (312) 732-1706                        ------------------------
                                                Name:  Cory M. Olsen
Commitment:  $35,000,000                               ------------------
                                                Title: Vice President
Lending Offices:                                       ------------------

 Domestic Rate Loans:                        One First National Plaza
                                             Mail Suite 0088
                                             Chicago, Illinois 60670

 Eurocurrency Loans:                         One First National Plaza
                                             Mail Suite 0088
                                             Chicago, Illinois 60670

  Bid Loans:                                 One First National Plaza
                                             Mail Suite 0088
                                             Chicago, Illinois 60670

 CD Rate Loans:                              One First National Plaza
                                             Mail Suite 0088
                                             Chicago, Illinois 60670

233 S. Wacker Drive, Suite 2800         NATIONSBANK, N.A.
Chicago, Illinois 60606
Attention:  Matthew Walters
Telecopy: (312) 234-5601                By       MARY CAROL DALY
Telephone: (312) 234-5640                      -----------------------
                                           Name:    Mary Carol Daly
Commitment: $35,000,000                            -------------------
                                           Title:   Vice-President
                                                   -------------------
Lending Offices:

  Domestic Rate Loans:                  Independence Center
                                        101 N. Tryon Street
                                        NC 1-001-15-03
                                        Charlotte, North Carolina  28255
                                        Attention: Jennifer Sawdey

  Eurocurrency  Loans:
                                        Independence Center
                                        101 N. Tryon Street
                                        NC 1-001-15-03
                                        Charlotte, North Carolina  28255
                                        Attention: Jennifer Sawdey

  Bid Loans:                            Independence Center
                                        101 N. Tryon Street
                                        NC 1-001-15-03
                                        Charlotte, North Carolina  28255
                                        Attention: Jennifer Sawdey

  CD Rate Loans:                        Independence Center
                                        101 N. Tryon Street
                                        NC 1-001-15-03
                                        Charlotte, North Carolina  28255
                                        Attention: Jennifer Sawdey

1 Midamerica Plaza                      COMERICA BANK
Suite 612
Oakbrook Terrace, Illinois  60181
Attention:  Gregory Block
Telecopy: (630) 575-2164                By   GREGORY N. BLOCK
Telephone: (630) 575-2160                  ---------------------------
                                           Name:   Gregory N. Block
Commitment: $25,000,000                          ---------------------
                                           Title:  Vice President
                                                 ---------------------
Lending Offices:

  Domestic Rate Loans:                  One MidAmerica Plaza
                                        Suite 612
                                        Oakbrook Terrace, Illinois  60181

  Eurocurrency  Loans:                  One MidAmerica Plaza
                                        Suite 612
                                        Oakbrook Terrace, Illinois  60181

  Bid Loans:                            One MidAmerica Plaza
                                        Suite 612
                                        Oakbrook Terrace, Illinois  60181

  CD Rate Loans:                        One MidAmerica Plaza
                                        Suite 612
                                        Oakbrook Terrace, Illinois  60181

25 Park Place                           SUNTRUST BANK, ATLANTA
26th Floor - Mail Code 118
Atlanta, Georgia 30303
Attention:  Linda L. Dash
Telecopy: (404) 658-4905                By   LINDA L. DASH
Telephone: (404) 658-4923                  --------------------------------
                                           Name:   Linda L. Dash
Commitment: $25,000,000                          --------------------------
                                           Title:  Vice President
                                                 --------------------------

                                        By   RUTH E. WHITNER
                                           --------------------------------
                                           Name:   Ruth E. Whitner
                                                 --------------------------
                                           Title:  Assistant Vice President
                                                 --------------------------

Lending Offices:

  Domestic Rate Loans:                  25 Park Place
                                        24th Floor
                                        Atlanta, Georgia 30302

  Eurocurrency  Loans:                  25 Park Place
                                        24th Floor
                                        Atlanta, Georgia 30302

  Bid Loans:                            25 Park Place
                                        24th Floor
                                        Atlanta, Georgia 30302

  CD Rate Loans:                        25 Park Place
                                        24th Floor
                                        Atlanta, Georgia 30302

135 South LaSalle Street                ABN AMRO BANK N.V.
Chicago, Illinois 60674-9135
Attention: Amy Lauterjung
Telecopy: (312) 606-8425                By   DENIS J. CAMPBELL IV
Telephone: (312) 904-2953                  ---------------------------------
                                           Name:   Denis J. Campbell IV
Commitment: $25,000,000                         ----------------------------
                                           Title:  Vice President - Director
                                                 ---------------------------

                                        By   CHRISTINE E. HOLMES
                                           ---------------------------------
                                           Name:   Christine E. Holmes
                                                ----------------------------
                                           Title:  Vice President
                                                 ---------------------------

Lending Offices:

  Domestic Rate Loans:                  135 South LaSalle Street
                                        Chicago, Illinois 60674-9135

  Eurocurrency  Loans:                  135 South LaSalle Street
                                        Chicago, Illinois 60674-9135

  Bid Loans:                            135 South LaSalle Street
                                        Chicago, Illinois 60674-9135

  CD Rate Loans:                        135 South LaSalle Street
                                        Chicago, Illinois 60674-9135

Central Division                          THE BANK OF NEW YORK
1 Wall Street
New York, New York 10286
Attention:  William O'Daly
Telecopy:  (212) 635-1208                 By:     WILLIAM O'DALY
Telephone:  (212) 635-1147                   ----------------------------------
                                             Name:    William A. O'Daly
Commitment: $20,000,000                           -----------------------------
                                             Title:    Assistant Vice President
                                                  -----------------------------

Lending Offices:

 Domestic Rate Loans:                     1 Wall Street
                                          New York, New York 10286


 Eurocurrency Loans:                      1 Wall Street
                                          New York, New York 10286


 Bid Loans:                               1 Wall Street
                                          New York, New York 10286


 CD Rates Loans:                          1 Wall Street
                                          New York, New York 10286